Exhibit 99.1

Grindr Inc. Expects to Beat 2024 Revenue Outlook and Announces Redemption of Warrants

Company Projects Full-Year 2024 Revenue of $343–$345 Million and Reaffirms
Adjusted EBITDA Margin of 42% or Greater

Announces Redemption of Public Warrants and Private Placement Warrants

LOS ANGELES, CA – January 23, 2025 – Grindr Inc. (NYSE: GRND) (“Grindr” or the “Company”), the Global Gayborhood in Your PocketTM, today announced that it is providing notice to holders of its outstanding public warrants and private placement warrants (collectively, the “warrants”) that it will redeem the warrants at a redemption price of $0.10 per warrant at 5:00 p.m. New York City time on February 24, 2025 (the “Redemption Date”). Holders of the warrants may instead elect to exercise their warrants until 5:00 p.m. New York City time on the Redemption Date. At the time of this press release, Grindr has 18,799,825 public warrants and 18,560,000 private placement warrants outstanding.
Redemption of Outstanding Warrants
Pursuant to the terms of the warrant agreement, Grindr is entitled to redeem all, but not less than all, of the outstanding warrants at a redemption price of $0.10 per warrant if the last reported sales price of its common stock, for any 20 trading days within the 30 trading-day period ending on the third trading day prior to the date on which the notice of redemption is given, equals or exceeds $10.00 per share and is less than $18.00 per share. This share price condition was met as of January 17, 2025, three trading days prior to the redemption notice being provided on January 23, 2025.
At the Company’s request, the warrant agent is delivering a notice of redemption to each of the registered holders of the warrants on behalf of the Company.
If a holder of warrants does not wish for its warrants to be redeemed, such holder may exercise its warrants until 5:00 p.m., New York City time, on the Redemption Date. In connection with the redemption, warrant holders may elect to (i) exercise their warrants for cash, at an exercise price of $11.50 per share of the Company’s common stock; or (ii) exercise their warrants on a “cashless basis” in accordance with subsection 6.1.2 of the warrant agreement, in which case, the holder will receive a number of shares of the Company’s common stock to be determined in accordance with the terms of the warrant agreement and based on the Redemption Date and the volume-weighted average price of the Company’s common stock during the ten trading days immediately following January 23, 2025, the date on which the redemption notice was sent to holders of warrants. In no event will the number of shares of common stock issued in connection with an exercise on a cashless basis in accordance with subsection 6.1.2 of the warrant agreement exceed 0.361 shares of common stock per warrant. Any warrants that remain unexercised as of 5:00 p.m., New York City time, on the Redemption Date, will be void and no longer exercisable, and the holders of those warrants will be entitled to receive $0.10 per warrant.
Holders of warrants in “street name” should immediately contact their broker to determine their broker’s procedure for exercising their warrants since the process to exercise is voluntary.
The public warrants are listed on the New York Stock Exchange under the ticker symbol “GRND.WS.” Grindr understands from the New York Stock Exchange that, as a result of the redemption of the outstanding warrants, the warrants will cease to be listed on the New York Stock Exchange, effective at the close of trading on February 21, 2025, which is the trading day prior to the Redemption Date.
None of Grindr, its board of directors or employees have made or are making any representation or recommendation to any warrant holder as to whether or not to exercise or refrain from exercising any warrants.
The shares of common stock underlying the warrants have been registered by Grindr under the Securities Act of 1933, as amended, and are covered by a registration statement filed with, and declared effective by, the Securities and Exchange Commission (Registration No. 333-268782).
Questions concerning redemption and exercise of the warrants can be directed to Continental Stock Transfer & Trust Company, by mail at One State Street, 30th Floor, New York, NY 10004-1571, or by telephone at 800-509-5586. For a copy of the notice of redemption sent to the holders of the warrants and a prospectus relating to the shares of common stock issuable upon exercise of the warrants, please send an email request to IR@grindr.com or visit our website at https://investors.grindr.com/overview/default.aspx.

No Offer or Solicitation
This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of Grindr, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful.
Updated Financial Outlook
Grindr also announced today that it expects full year 2024 revenue growth to exceed the Company’s previously provided outlook of at least 29% revenue growth year-over-year. Grindr now expects full year 2024 revenue to be between $343 and $345 million, representing revenue growth of 32%-33% year-over-year. Grindr also announced today that it reaffirms its previously provided outlook for Adjusted EBITDA margin of 42% or greater for full year 2024.
The increase in revenue growth versus the financial outlook was driven by a combination of outperformance in Grindr’s direct ad sales business, which significantly exceeded expectations in December 2024, and continued strength on the direct revenue side (subscriptions and add ons). Financial results for the fourth quarter and full year 2024 are expected to be reported in March 2025.

Forward Looking Statements
This press release contains statements that may constitute forward-looking statements within the meaning of the federal securities laws and within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify these forward-looking statements by the use of terminology such as “anticipates,” “approximately,” “believes,” “continues,” “could,” “estimates,” “expects,” “goal,” “intends,” “may,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “upcoming,” “will” or the negative version of these words or other comparable words or phrases. These forward-looking statements include, among others, statements regarding the Company’s expected revenue growth and Adjusted EBITDA margin for full year 2024, the delisting of the warrants on the trading day prior to the Redemption Date, and its expected reporting of financial results for the fourth quarter and full year 2024 in March 2025. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from expectations discussed in the forward-looking statements. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including those discussed in the section titled “Risk Factors” in annual reports on Form 10-K and quarterly reports on Form 10-Q that we file with the Securities and Exchange Commission from time to time. Any forward-looking statement speaks only as of the date on which it is made, and you should not place undue reliance on forward-looking statements. Except to the extent required by applicable law, we are under no obligation (and expressly disclaim any such obligation) to update or revise our forward-looking statements, whether as a result of new information, future events, or otherwise.
Non-GAAP Financial Measures
We use Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP measures, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may differ from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
Adjusted EBITDA adjusts for the impact of items that we do not consider indicative of the operational performance of our business. We define Adjusted EBITDA as net income (loss) excluding income tax provision (benefit); interest expense, net; depreciation and amortization; stock-based compensation expense; transaction-related costs; gain (loss) in fair value of warrant liability; and severance expense, litigation-related costs, and other items, in each case that are unrelated to our core ongoing business operations. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA for a period by revenue for the same period. We exclude the above items as some are non-cash in nature and others may not be representative of normal operating results. While we believe that Adjusted EBITDA and Adjusted EBITDA Margin are useful in evaluating our business, this information should be considered as supplemental in nature and is not meant as a substitute for the related financial information prepared and presented in accordance with GAAP.
At this time, we are not able to estimate our expected net income (loss) or net income (loss) margin for the full year ended December 31, 2024, or to reconcile the guidance provided for Adjusted EBITDA margin to net income (loss) margin for the full year 2024 without unreasonable efforts due to the variability and complexity of the charges excluded from Adjusted EBITDA. Accordingly, we are relying on the forward-looking exception provided by Item 10(e)(1)(i)(B) of Regulation S-K to exclude these reconciliations. The variability of the charges, including stock-based compensation and income tax provision (benefit), could have a significant and potentially unpredictable impact on our GAAP financial results.

Trademarks
This press release may contain trademarks of Grindr. Solely for convenience, trademarks referred to in this press release may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that Grindr will not assert, to the fullest extent under applicable law, its rights to these trademarks.
About Grindr Inc.
With more than 14.5 million average monthly active users, Grindr has grown to become the Global Gayborhood in Your PocketTM, on a mission to make a world where the lives of our global community are free, equal, and just. Available in 190 countries and territories, Grindr is often the primary way for its users to connect, express themselves, and discover the world around them. Since 2015 Grindr for Equality has advanced human rights, health, and safety for millions of LGBTQ+ people in partnership with organizations in every region of the world. Grindr has offices in West Hollywood, the Bay Area, Chicago, and New York. The Grindr app is available on the App Store and Google Play.
Investors:
IR@grindr.com
Media:
Press@grindr.com